UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Tuesday, 30 June 2015

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	001-36058	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Tuesday, 30 June 2015, Guy Robert resigned his positions as a Sungame Director and Officer.  Mr. Robert was not on any committees of the Board of Directors and is no longer an employee of Sungame; however the Company is in talks of engaging Mr. Robert’s services as a consultant.

Other than a letter of resignation, which contained no material facts concerning the circumstances of Mr. Roberts’ resignation, other than Mr. Roberts’ desire to resign as an officer and director but continue in software development for the Company.  Mr. Roberts furnished no correspondence to SGMZ concerning his resignation, other than his resignation.  Mr. Roberts was provided with an opportunity to furnish Sungame, as promptly as possible, with a letter addressed to Sungame stating Mr. Roberts agrees with the statements made by Sungame in response to this filing, and, if not, stating the respects in Mr. Roberts does not agree.  No response has been provided by Mr. Roberts as of the date of filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Tuesday, 7 July 2015
               Los Angeles, California

/s/    Raj Ponniah
By:   Raj Ponniah,
         Chief Executive Officer